Exhibit 99.1

News Release

Contact:                                                   Constance Bienfait
Vice President
Investor Relations & Corporate Communications
Metabasis Therapeutics, Inc.
(858) 622-5575

Draft

METABASIS THERAPEUTICS ESTABLISHES $50 MILLION COMMITTED EQUITY
FINANCING FACILITY

SAN DIEGO, CA – November 2, 2006 — Metabasis Therapeutics, Inc. (Nasdaq: MBRX) a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs to address some of the world’s most widespread and costly chronic diseases, today announced that it has entered into a Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited, a private investment group, in which Kingsbridge has committed to provide up to $50 million of capital during the next three years through the purchase of newly-issued shares of Metabasis’ common stock. Under the terms of the agreement, Metabasis will determine, at its sole discretion, the exact timing and amount of any CEFF financings, subject to certain conditions.

“This financing facility offers Metabasis greater control and flexibility to supplement our cash reserves at times and under terms that we believe are favorable to the Company and minimally dilutive to our shareholders,” said John Beck, Metabasis’ senior vice president of finance and chief financial officer. “Metabasis currently has five product candidates in clinical development, three of which are being internally developed, as well as active discovery programs to identify additional clinical candidates. As a result, we believe it is prudent to ensure that we have access to additional financial resources should they be necessary to execute on our business objectives in an efficient manner.”

Key provisions of the CEFF are as follows:

• For a period of three years, Metabasis can access up to $50 million in funds from Kingsbridge in exchange for newly-issued shares of Metabasis’ common stock. Metabasis may access the capital after the SEC declares effective the registration statement to be filed by Metabasis covering the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant discussed below.

• Metabasis may access capital under the CEFF in tranches of up to the lesser of $10 million or a specified percentage of Metabasis’ market capitalization at the time of the draw-down of the tranche, subject to certain conditions.  The percentage will be 1.5% if Metabasis’ market capitalization is equal to or exceeds $175 million, 1% if Metabasis’ market capitalization is equal to or exceeds $100 million but is less than $175 million, or 0.75% if Metabasis’ market capitalization is equal to or exceeds $65 million but is less than $100 million.

• Each tranche will be priced based on the volume weighted average price of Metabasis’ common stock over a period of eight consecutive trading days. Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 10% depending on the volume weighted average price of the common stock during the eight-day pricing period, provided that the minimum acceptable purchase price for any shares to be issued to Kingsbridge during the eight-day period will be the greater of $2.25 or 90% of the closing price for Metabasis’ common stock on the day before the commencement of the pricing period.

• Throughout the term of the agreement, Kingsbridge may not engage in any shorting transaction with respect to Metabasis’ common stock.

• Metabasis is not obligated to utilize any of the $50 million available under the CEFF and there are no minimum commitments or minimum use penalties. There are no operating covenants or restrictions on Metabasis’ use of proceeds, nor are there any automatic pricing resets or minimum market volume restrictions.

• The agreement does not prohibit Metabasis from conducting additional debt or equity financings during the term of the agreement, other than financings similar to the CEFF, subject to certain conditions.

• In connection with the CEFF, Metabasis issued a warrant to Kingsbridge to purchase up to 260,000 shares of common stock at an exercise price of $9.26 per share, which represents a 30% premium over the volume weighted average prices for Metabasis’ common stock for the five trading days immediately preceding the signing of the agreement. The warrant will become exercisable after the six month anniversary of the date of the agreement. The warrant will remain exercisable, subject to certain exceptions, until five years after the date of the agreement.

The securities issuable in connection with the CEFF and upon the exercise of the warrant issued to Kingsbridge have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements. Metabasis has agreed to file a registration statement for the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant within 60 days of the date of the agreement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Metabasis (www.mbasis.com):

Metabasis Therapeutics is a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs to address some of the world’s most widespread and costly chronic diseases involving pathways in the liver. The Company has established a pipeline that includes clinical stage and preclinical product candidates targeting major diseases with significant unmet medical needs. Targeted diseases include metabolic diseases such as diabetes, hyperlipidemia and obesity as well as liver diseases such as hepatitis and primary liver cancer. Metabasis has developed several proprietary technologies for use in discovering and optimizing drugs, including the NuMimetic™ and HepDirect® technologies. Metabasis is continuing to identify and develop new product candidates using its proprietary technologies and expertise.

Forward-Looking Statements:

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to the terms of the CEFF and Metabasis’ ability to access additional financial resources thereunder, and the filing and effectiveness of the registration statement to be filed by Metabasis with respect thereto, as well as statements about Metabasis’ business and financing objectives. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Metabasis’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to Metabasis’ ability to achieve its financing objectives, including pursuant to the CEFF; the progress and timing of clinical trials for Metabasis’ product candidates; the fact that positive results from clinical trials does not necessarily mean later clinical trials will succeed; serious adverse side effects of, or serious adverse events related to, Metabasis’ product candidates or proprietary technologies; difficulties or delays in development, testing, obtaining regulatory approval, producing and marketing Metabasis’ product candidates; the potential and progress of preclinical compounds and programs; and other factors discussed in the “Risk Factors” section of Metabasis’ Annual Report on Form 10-Q for the quarter ended June 30, 2006.  All forward-looking statements are qualified in their entirety by this cautionary statement. Metabasis is providing this information as of this date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

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